EXHIBIT 10.1
SEVERANCE AND GENERAL RELEASE AGREEMENT
     This Severance and General Release Agreement (“Agreement”) is entered into by and between Allergan, Inc. (the “Company”) and Roy J. Wilson (the “Employee”) (the Company and the Employee are collectively referred to herein as the “Parties”). This Agreement is entered into because Employee has determined to leave the Company to pursue other interests and the Company has determined to eliminate the Employee’s job position. This Agreement is effective on the date that the Employee signs and dates the Agreement (“Agreement Date”).
     1. Benefits to Employee.
     The benefits to Employee under this Section 1 are provided under the Allergan, Inc. Severance Pay Plan.
          a. The Payment.
     The Company and Employee agree that Employee’s last day of employment by the Company shall be October 31, 2006 (the “Termination Date”). In consideration of Employee’s execution of this Agreement, the Company shall provide Employee fourteen (14) months (the “Severance Period”) base pay, less applicable withholding for state and federal taxes (the “Payment”). The Payment shall be made on the later of the Termination Date or the next available payroll date after the eighth calendar day following the Agreement Date, unless Employee has timely revoked this Agreement as provided in Section 3(c).
     If Employee consents to be rehired by the Company, any affiliate of the Company or any successor to all or any part of the Company’s business prior to the end of the Severance Period, Employee shall reimburse the Company for the balance of the Payment. For example, if Employee is rehired after eight (8) months, Employee must reimburse the Company for six (6) months of severance pay.
          b. Benefits.
     Medical/Dental & Vision Care insurance benefits will continue for Employee for a period equal to the Severance Period or until Employee becomes covered under another medical/dental care plan, whichever comes first. The Company will deduct the standard employee premiums for these health care benefits in a lump sum from the Payment, in an amount equal to payments for the Severance Period. A refund will be provided to correspond to the period Employee becomes covered under another medical/dental plan. Employee may elect to continue medical/dental insurance coverage after the Severance Period at Employee’s own cost.
          c. Outplacement Counseling.
     Employee shall be eligible for outplacement counseling. In lieu of said counseling, the Company shall pay to the Employee on the Termination Date the cash amount equal to that which the Company would have been required to pay to its outplacement counseling service provider for an employee at the Executive Vice-President, Section 16 Officer level: to wit, $25,000.
          d. Management Bonus Plan.

     Employee shall receive a 2006 bonus under the Management Bonus Plan. Employee’s 2006 Management Bonus Plan payment shall be made at the customary time such payments are made (but in no event later than March 1, 2007) and shall be pro-rated for the ten (10) months that Employee was employed during 2006. As provided for in the Plan, Employee’s 2006 Management Bonus Plan shall be calculated as follows: 60% of year-end base salary multiplied by five sixths, and multiplied by the corporate performance percentage that would have been applicable to Employee if he had remained employed by the Company through the end of the year, should payments be made by the Company under the 2006 Management Bonus Plan. The Company represents that it will calculate and pay the Management Bonus to Employee in all respects as if he had remained in the same employment status with the Company through year end, aside from five-sixth pro-ration.
          e. Long Term Incentive.Restricted Stock And Non-Qualified Stock Options.
     On the Termination Date, Employee’s shares of restricted stock shall be treated consistently with a “Job Elimination” under Section 5.5 of the Company’s 1989 Incentive Compensation Plan, as amended.
     On the Termination Date, Employee’s nonqualified stock options shall be treated consistently with a “Job Elimination” under Section 3.5 of the Company’s 1989 Incentive Compensation Plan, as amended.
     For the avoidance of doubt, attached hereto as Schedule A is a spreadsheet indicating the details of Employee’s restricted stock and nonqualified stock option grants. As noted on Schedule A, Employee currently has 9,000 fully vested nonqualified stock options. Consistent with a “Job Elimination”, all of Employee’s unvested nonqualified stock options, totaling 77,000 stock options, shall become vested as of the Termination Date and 2,138 shares of Employee’s unvested restricted stock shall become vested on the Termination Date. All of Employee’s remaining unvested restricted stock shall expire on the Termination Date.
          f. No Other Payments or Benefits.
     Employee relinquishes and waives any right to receive any other remuneration, income, salary, options, benefits, or bonuses from the Company.
     2. No Future Employment.
     Employee understands and agrees that Employee’s job position is being eliminated, and that Employee is giving up his right to future employment or benefits of employment with the Company, except for the benefits provided in this Agreement. Employee shall not apply for employment with the Company or its successors, affiliates or subsidiaries, unless invited in writing to do so, and Employee agrees that all such entities may terminate any employment obtained in breach of this Agreement.
     3. Mutual Release.
          a. General Release. In exchange for the Benefits set forth above, Employee hereby releases and forever discharges the Company, its parents, subsidiaries,

predecessors, successors and each of their associates, owners, stockholders, members, assigns, employees, agents, directors, officers, partners, representatives, lawyers, and all persons acting by, through, under, or in concert with them, or any of them, (collectively the “Company Releasees”) and the Company hereby and forever discharges the Employee of and from any and all manner of action or actions, causes or causes of action, in law or in equity, suits, debts, liens, contracts, agreements, promises, liabilities, claims, demands, damages, losses, costs or expenses, of any nature whatsoever, known or unknown, fixed or contingent (hereinafter called “Claims”), which the Employee or the Company now have or may hereafter have against the other by reason of any and all acts, omissions, events or facts occurring or existing prior to the Agreement Date, except as expressly provided herein. The Claims released hereunder include, without limitation, any alleged breach of any employment agreement; any alleged breach of any covenant of good faith and fair dealing, express or implied; any alleged torts or other alleged legal restrictions relating to the Employee’s employment and the termination thereof; and any alleged violation of any federal, state or local statute or ordinance including, without limitation, Title VII of the Civil Rights Act of 1964, as amended, the Age Discrimination in Employment Act, the Americans With Disabilities Act, the California Fair Employment and Housing Act, and the California Labor Code. This Release shall not apply to Employee’s right to receive the benefits provided for in or otherwise enforce the provisions of this Agreement or to retirement and/or employee welfare benefits that have vested and accrued prior to his separation from employment with the Company, and any claims that the law does not permit Employee to release, nor shall it apply to the Company’s right to enforce the provision of this Agreement or any other rights in this Agreement, any pre-existing obligation of Employee to keep in strictest confidence any and all proprietary or other information about the Company Releasees in the possession of Employee, the obligation of Employee to return Company property, or the obligation of Employee to reimburse the Company for any amounts charged on the Employee’s American Express card for personal items.
          b. Release of Unknown Claims.
     EMPLOYEE AND COMPANY ACKNOWLEDGE THAT THEY ARE FAMILIAR WITH THE PROVISIONS OF CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS FOLLOWS:
A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.
     EMPLOYEE AND THE COMPANY, BEING AWARE OF SAID CODE SECTION, HEREBY EXPRESSLY WAIVE ANY RIGHTS EACH MAY HAVE THEREUNDER, AS WELL AS UNDER ANY OTHER STATUTES OR COMMON LAW PRINCIPLES OF SIMILAR EFFECT.
          c. Older Worker’s Benefit Protection Act. Employee agrees and expressly acknowledges that this Agreement includes a waiver and release of all claims which he has or may have under the Age Discrimination in Employment Act of 1967, as amended, 29

U.S.C.§621, et seq. (“ADEA”). Employee further acknowledges the following terms and conditions, which apply to and are part of the waiver and release of the ADEA claims under this Agreement:
               1. That this paragraph and this Agreement are written in a manner calculated to be understood by Employee.
               2. The waiver and release of claims under the ADEA contained in this Agreement do not cover rights or claims that may arise after the date on which Employee signs this Agreement.
               3. This Agreement provides for consideration in addition to anything of value to which Employee is already entitled.
               4. Employee is advised to consult an attorney before signing this Agreement.
               5. Employee has been granted twenty-one (21) days after being presented with this Agreement to decide whether or not to sign this Agreement. If Employee executes this Agreement prior to the expiration of such period, he does so voluntarily and after having had the opportunity to consult with an attorney.
               6. Employee will have the right to revoke this Agreement within seven (7) days of signing this Agreement. In the event this Agreement is revoked, this Agreement will be null and void in its entirety.
               7. If Employee wishes to revoke this Agreement, Employee shall deliver written notice stating his intent to revoke this Agreement to Matthew J. Maletta, Vice President, Assistant General Counsel and Assistant Secretary, Allergan, Inc., 2525 Dupont Drive, Irvine, California, 92612, on or before 5:00 p.m. on the seventh (7th) day after Employee’s execution of this Agreement.
     4. No Assignment of Claims.
     Employee represents and warrants to the Releasees that there has been no assignment or other transfer of any interest in any Claim which Employee may have against the Releasees, or any of them, and Employee agrees to indemnify and hold the Releasees harmless from any liability, claims, demands, damages, costs, expenses and attorneys’ fees incurred as a result of any person asserting any such assignment or transfer of any rights or Claims under any such assignment or transfer from such party.
     5. No Suits or Actions.
     Employee has not filed any claims, actions or charges against the Releasees of any kind whatsoever , including without limitation any claims for workers’ compensation injuries. Employee agrees that if he hereafter commences, joins in, or in any manner seeks relief through any suit arising out of, based upon, or relating to any of the Claims released hereunder,or in any manner asserts against the Releasees any of the Claims released hereunder, including without limitation through any motion to reconsider, reopen or appeal the dismissal of the

Action, then Employee will pay to the Releasees against whom such Claim(s) is asserted, in addition to any other damages caused thereby, all attorneys’ fees incurred by such Releasees in defending or otherwise responding to said suit or Claim; provided, however, that this provision shall not obligate Employee to pay the Releasees’ attorney’s fees, in any action challenging the release of Claims under the Older Workers Benefit Protection Act or the Age Discrimination in Employment Act, unless otherwise authorized by law.
     6. No Admission.
     Employee and the Company further understand and agree that neither the payment of money or benefits nor the execution of this Release shall constitute or be construed as an admission of any liability whatsoever by either party.
     7. Advice of Counsel.
     Employee represents and warrants that he has read this Agreement, has had adequate time to consider it, has been advised to consult with an attorney prior to executing this Agreement, understands the meaning and application of this Agreement and has signed this Agreement knowingly, voluntarily and of his own free will with the intent of being bound by it.
     8. Severability; Modification of Agreement.
     If any provision of this Agreement is found invalid or unenforceable in whole or in part, then such provisions shall be deemed to be modified or restricted to the extent and in the manner necessary to render the same valid and enforceable or shall be deemed excised from this Agreement as such circumstances may require, and this Agreement shall be construed and enforced to the maximum extent permitted by law as if such provision had been originally incorporated herein as so modified or restricted or as if such provision had not been originally incorporated herein, as the case may be.
     9. Arbitration; Waiver of Jury Trial.
     Except for claims for emergency equitable or injunctive relief which cannot be timely addressed through arbitration, the parties hereby agree to submit any claim or dispute arising out of the terms of this Agreement and/or any dispute arising out of or relating to Employee’s employment with the Company in any way, to private and confidential arbitration by a single neutral arbitrator through JAMS/Endispute (“JAMS”). All arbitration proceedings, unless otherwise required by law and subject to the terms of this paragraph, shall be governed by the then current JAMS rules governing employment disputes, and shall take place in Orange County, California. The decision of the arbitrator shall be final and binding on all parties to this Agreement, and judgment thereon may be entered in any court having jurisdiction. All costs of the arbitration proceeding or litigation to enforce this Agreement, including attorneys’ fees and witness expense fees, shall be paid as the arbitrator or court awards in accordance with applicable law. To the extent required by law, the Company will advance fees payable to JAMS. Except for claims for emergency equitable or injunctive relief, which cannot be timely addressed through arbitration, this arbitration procedure is intended to be the exclusive method of resolving any claim relating to the obligations set forth in this Agreement. Employee hereby waives any right to a jury trial on any dispute or claim covered by this paragraph whether or not the claim is adjudicated in arbitration.
     10. Successors and Assigns.
     This Agreement shall be binding upon and inure to the benefit of and be enforceable by the parties hereto and their respective successors and assigns. Notwithstanding the foregoing, neither this Agreement nor any rights hereunder may be assigned to any party by any party without the prior written consent of all other parties hereto.
     11. Expenses.
     Employee agrees that, as of the Termination Date, he will incur no expenses on behalf of the Company, nor will he have authority to act on behalf of the Company. Employee acknowledges that all business-related expenses Employee has incurred will be submitted for reimbursement by the Termination Date.
     12. Company Information.
     Employee acknowledges that during the term of his employment he may have had access to information confidential and/or proprietary to the Company, including but not limited to, trade secrets, technical data or know-how relating to investigational or marketed products, research, or manufacturing processes, information concerning the skills and qualifications of Company employees, or any other information of a business, financial or technical nature (not already publicly available in a reasonably integrated form), and that such information is and will remain at all times the exclusive property of the Company. Employee agrees to maintain such information in confidence and will not disclose such information to anyone else, nor use it for Employee’s own benefit or for the benefit of others, except as expressly directed in writing by the Company during the term of this Agreement or at any time thereafter. This paragraph does not supercede any agreement relating to confidential or proprietary information previously entered into by Employee. Instead, any such agreement is incorporated herein as if fully set forth.
     13. Company Property.
     Employee agrees to return all Company property on the Termination Date. This includes, but is not limited to, credit, phone and travel cards, building and card keys, office equipment such as calculators, dictation equipment, computers, modems, and all other items which are Company property. This also includes any report, customer list, price list, files, notebooks or other materials pertaining to the Company’s business which are in Employee’s possession or under Employee’s control.
     14. Mutual Non-disparagement.
     Unless required by law, Employee agrees not to criticize, denigrate, or disparage the Company or any of its products, officers, directors, employees, affiliates, agents or any of the other Releasees. Unless required by law, the Company agrees not to criticize, denigrate or disparage Employee.

     Employee will be allowed to review in advance the public statement made by the Company regarding Employee or his separation from the Company.
     15. Headings.
     The headings in this Agreement are for convenience only, and shall not be given any affect in the interpretation of this Agreement.
     16. Entire Agreement; No Oral Modification.
     The parties each represent and warrant that no promise or inducement has been offered or made except as set forth herein and that the consideration stated herein is the sole consideration for this Agreement. This Agreement may not be modified other than in writing executed by both parties and stating its intent to modify or supersede this Agreement.
     17. Choice of Law.
     The parties agree that this Agreement shall be construed and enforced in accordance with federal laws and the laws of the State of California.

     18. Survival.
     Section 2 shall survive the termination of this Agreement.
     19. Counterparts; Facsimile Signature.
     This Agreement may be executed in one or more counterparts, each of which shall constitute an original but all of which shall be but one and the same Agreement. Delivery of a facsimile signature page shall be deemed to be delivery of a manually executed original.

/s/ Roy J. Wilson

Roy J. Wilson

Date:	October 6, 2006

Allergan, Inc.

By:	/s/ Douglas S. Ingram

Title:	Executive Vice President, General Counsel and Secretary

Date:	October 6, 2006